Exhibit 5.1

July 6, 2016

Intercept Pharmaceuticals, Inc.
450 W. 15th Street, Suite 505
New York, New York 10011

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the public offering by Intercept Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of $460,000,000 aggregate principal amount of the Company’s 3.25% Convertible Senior Notes due 2023, including an additional $60,000,000 principal amount of the Notes issuable by the Company upon exercise of an over-allotment option granted by the Company (the “Notes”), and the shares of the Company’s common stock, $0.001 par value per share (the “Shares” and, together with the Notes, the “Securities”), issuable upon conversion of the Notes, pursuant to a Registration Statement on Form S-3 (File No. 333-194974) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on April 1, 2014 and the prospectus contained therein (the “Base Prospectus”), and the prospectus supplement, dated June 30, 2016, filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to the issuance and sale pursuant to the Registration Statement of the Notes (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”).

The Notes are to be issued and sold by the Company pursuant to (i) an Indenture, dated as of July 6, 2016, (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and a First Supplemental Indenture, dated as of July 6, 2016 (the “Supplemental Indenture”) between the Company and the Trustee (the Base Indenture, as so amended and supplemented by the Supplemental Indenture, the “Indenture”), which has been duly qualified under the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”), and (ii) an Underwriting Agreement, dated as of June 30, 2016 (the “Underwriting Agreement”), among the Company and the several underwriters named in Schedule A thereto for whom RBC Capital Markets, LLC and UBS Securities LLC are acting as Representatives, the form of which is being filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

Intercept Pharmaceuticals, Inc.

July 6, 2016

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Securities. We have examined and relied upon (i) corporate or other proceedings of the Company regarding the authorization of the execution and delivery of the Indenture, the Underwriting Agreement and the and the issuance of the Notes, including minutes of meetings of the Board of Directors of the Company, (ii) the Registration Statement, (iii) the Base Prospectus, (iv) the Prospectus Supplement, (v) the Underwriting Agreement and (vi) the Indenture. We have also examined and relied upon the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the Company, such other agreements and instruments, certificates of public officials, officers of the Company and other persons, and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and the completeness and accuracy of the corporate records and stock books of the Company provided to us by the Company. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements and representations of officers and other representatives of the Company contained in the Registration Statement and the Prospectus are true and correct as to all factual matters stated therein.

We have relied as to certain matters on information obtained from public officials and officers of the Company. We have assumed the due execution and delivery, pursuant to due authorization, of each of the Base Indenture and the Supplemental Indenture by the Trustee, that the Trustee has all requisite power and authority to effect the transactions contemplated by each of the Base Indenture and the Supplemental Indenture, and that the Trustee or an authenticating agent for the Trustee has duly authenticated the Notes pursuant to the Indenture and that the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended. We have also assumed that each of the Base Indenture and the Supplemental Indenture is the valid and binding obligation of the Trustee and is enforceable against the Trustee in accordance with its terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation or as to the power, authority or competence of any party, other than the Company, to the Indenture.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of the Indenture or the Notes or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

Intercept Pharmaceuticals, Inc.

July 6, 2016

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally; (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing; (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing; (iv) general equitable principles; and (v) applicable usury laws. We express no opinion as to the enforceability of any provision of any of the Notes that purports to select the laws by which it or any other agreement or instrument is to be governed. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court.

We also express no opinion herein as to the laws of any state or jurisdiction other than (i) as to the opinions given in paragraph 1, the state laws of the State of New York and (ii) as to the opinions given in paragraph 2, the General Corporation Law of the State of Delaware. We also express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company; (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies; (iii) relating to the effect of invalidity or unenforceability of any provision of such agreement on the validity or enforceability of any other provision thereof; (iv) that is in violation of public policy, including, without limitation, any provision relating to non-competition and non-solicitation or relating to indemnification and contribution with respect to securities law matters; (v) which provides that the terms of any such agreement may not be waived or modified except in writing; (vi) purporting to indemnify any person against his, her or its own negligence or misconduct; (vii) requiring the payment of penalties, including, without limitation, consequential damages or liquidated damages or any increase in the Conversion Rate (as defined in the Indenture) for the Notes that may be deemed or construed to constitute penalties or consequential damages; or (viii) relating to choice of law or consent to jurisdiction (to the extent such issue is determined under the laws of any jurisdiction other than New York).

For purposes of our opinion, we have assumed that (i) at the time of offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (ii) the Shares to be issued upon conversion of the Notes shall be issued in accordance with the terms of the Notes, the Indenture and the resolutions of the Board of Directors of the Company; (iii) prior to the issuance of any Shares upon conversion of the Notes, sufficient shares of common stock shall remain duly authorized pursuant to the Certificate of Incorporation of the Company; and (iv) the Company will remain a Delaware corporation. In addition, we have assumed that the facts and law governing the future performance by the Company of its obligations under the Indenture and the Notes will be identical to the facts and law governing its performance on the date of this opinion.

Intercept Pharmaceuticals, Inc.

July 6, 2016

Based upon and subject to the foregoing, we are of the opinion that:

1.	With respect to the Notes, upon (i) due execution by the Company, (ii) due authentication by the Trustee in accordance with the terms of the Indenture and (iii) delivery to the underwriters thereof against payment of the consideration therefor specified in the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

2.	With respect to the Shares issuable upon the conversion of the Notes, upon (i) valid issuance of the Notes and (ii) due exercise of applicable conversion rights in accordance with the terms of the Notes, the Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the sale of the Securities in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Wilmer Cutler Pickering
Hale and Dorr LLP

By:	/s/ Brian A. Johnson
Brian A. Johnson, a Partner